Exhibit 10.8

GSO Intermediate Holdings CORPORATION
OMNIBUS INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

You have been granted an Award of stock options (the “Options”), subject to the terms and conditions set forth in this Stock Option Grant Notice (this “Grant Notice”), the Stock Option Award Terms attached hereto as Appendix A (the “Award Terms” and, together with this Grant Notice, this “Agreement”) and the GSO Intermediate Holdings Corporation Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”). Capitalized terms not defined in this Agreement shall be as defined in the Plan. In the event of a conflict among the provisions of the Plan and this Agreement, the provisions of the Plan shall prevail.

Name of Participant:	[Full Name] (the “Participant”)
Grant Date:	[Insert grant date] (the “Grant Date”)
Vesting Commencement Date:	[Insert vesting commencement date] (the “Vesting Commencement Date”)
Option Type:	Non-Qualified Stock Options
Number of Shares Subject to the Options:	[●]
Exercise Price Per Share:	$[●] (the “Exercise Price”)
Final Expiration Date:	[Insert the 10th anniversary of the Grant Date] (the “Final Expiration Date”)
Vesting:

Unless otherwise provided in this Agreement or the Plan, the Options shall vest on each date set forth in the following schedule (each, a “Vesting Date”), in each case provided that you do not have a Termination of Service prior to such applicable date as set forth in Section 4:

[Tranche 1 – 2023 Options]
	25% of the Options	Vested as of January 1, 2025.
	6.25% of the Options	Every three months starting three months after the Vesting Commencement Date such that the Options will fully vest on January 1, 2028.
[Tranche 2 – 2024 Options]
	25% of the Options	On the first anniversary of the Vesting Commencement Date.
	6.25% of the Options	Every three months starting three months after the first anniversary of the Vesting Commencement Date such that the Options will fully vest on the fourth anniversary of the Vesting Commencement Date.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

GSO Intermediate Holdings CORPORATION
By:
Name:
Title:

AGREED AND ACCEPTED:

PARTICIPANT

[NAME]

[Signature Page to Stock Option Grant Notice]

APPENDIX A

GSO INTERMEDIATE HOLDINGS CORPORATION
OMNIBUS INCENTIVE PLAN

STOCK OPTION AWARD TERMS

1.
Grant of Options.

The Company has issued to the Participant Options in respect of the number of Shares and with the Exercise Price set forth in the Grant Notice.

2.
Vesting Terms.

Except as otherwise provided in this Agreement or the Plan, the Options shall become vested in accordance with the vesting terms set forth in the Grant Notice.

3.
Exercise of Options.
(a)
Restrictions on Exercisability Prior to IPO. Notwithstanding the vesting of the Options in accordance with Section 2 or Section 4, except as otherwise provided by the Administrator or as set forth in Section 7, no Options shall be exercisable without the Administrator’s prior written consent prior to an IPO. For purposes of this Agreement, following an IPO, references to “Shares” shall be read to refer to the securities of an IPO Successor.

Without limiting the foregoing, the Participant understands and agrees that if there is no IPO prior to the expiration of the Options, the Participant may never have the opportunity to exercise the Options and may never realize any value from the Options, absent the occurrence of a Change in Control or Minority Acquisition that provides shareholder liquidity or otherwise with the express approval of the Administrator.

(b)
Form of Exercise. Except as otherwise provided by the Administrator, each election to exercise the Options shall be in writing (including electronic submission) in a form authorized by the Company.
(c)
Payment of Exercise Price. Shares purchased upon the exercise of the Options may be paid for by cash, Shares or such other means as may be approved by the Administrator, including by promissory note or the reduction a number of Shares otherwise issuable upon exercise of the Options having an aggregate Fair Market Value on the exercise date equal to the aggregate Exercise Price for the Options so exercised, or any combination of the foregoing.
4.
Consequences of Termination of Service; Breach of Restrictive Covenants; Call Right.
(a)
Subject to any additional vesting provisions that may be included in a Participant’s Service Agreement or any additional vesting as determined by the Administrator in its sole discretion:
(i)
in the event of the Participant’s Termination of Service due to the Participant’s death or Disability, (x) any Options that would have vested during the 12-month period following the date of Termination of Service shall immediately vest as of such date and (y) any Options that are or have become vested as of the date of Termination of Service shall remain outstanding and eligible to become exercisable by the Participant (or the Participant’s beneficiaries) in accordance with the terms of this Agreement until such time as set forth in Section 5 below. Any Options that remain unvested after giving effect to any additional vesting in connection with the Termination of Service shall be immediately forfeited upon the termination date for no consideration;

(ii)
in the event of the Participant’s (x) Termination of Service by the Company or the Employer for Cause or (y) breach of any restrictive covenants set forth in Section 9 or that the Participant is otherwise subject to with respect to the Company Group (a “Restrictive Covenant Breach”), the Options (whether vested or unvested in whole or in part) shall be immediately forfeited for no consideration; and
(iii)
in the event of the Participant’s Termination of Service for any reason not described in Sections 4(a)(i) or 4(a)(ii) above, (x) any Options that are unvested as of the date of such Termination of Service shall be immediately forfeited for no consideration and (y) any Options that are vested as of the date of such Termination of Service shall remain outstanding and eligible to become exercisable by the Participant in accordance with the terms of this Agreement until such time as set forth in Section 5 below.
(b)
Notwithstanding the foregoing, in the event the Participant’s Service Agreement provides for treatment of the Options upon an involuntary termination of employment that is different from or in addition to that set forth in Section 4(a), the treatment set forth in the Participant’s Service Agreement shall apply in lieu of the provisions of Section 4(a) to the extent expressly specified therein.
5.
Expiration of Options.
(a)
Subject to earlier expiration as set forth in this Section 5, the term of the Options will expire on, and no Options may be exercised after, the Final Expiration Date.
(b)
Upon a Participant’s Termination of Service prior to an IPO for any reason other than by the Company for Cause, any vested Options shall expire on the earliest to occur of the following events (but in no event later than the Final Expiration Date):
(i)
the closing of any period during which the Administrator has provided consent for the Participant to exercise such Options;
(ii)
the closing of any Minority Acquisition (as defined below) as to such Options that are eligible to be exercised but are not exercised in connection with such Minority Acquisition;
(iii)
ninety (90) days after the expiration of the Lock-Up Period (as defined in the Plan);
(iv)
immediately upon the termination of the Options pursuant to Section 12(c) of the Plan; and
(v)
immediately upon the Participant’s Restrictive Covenant Breach.
(c)
Upon a Participant’s Termination of Service at or after an IPO for any reason other than by the Company for Cause, any vested Options shall expire on the earlier to occur of the following events (but in no event later than the Final Expiration Date):
(i)
in the case of the Participant’s Termination of Service due to his or her death or Disability, one year following the date of Termination of Service; and
(ii)
in the case of the Participant’s Termination of Service for any reason other than by the Company for Cause or due to the Participant’s death or Disability, ninety (90) days following the date of Termination of Service.
6.
Company Repurchase Right.

Following the Participant’s Termination of Service for any reason, but prior to an IPO, the Company shall have the right, upon written notice to the Participant, to repurchase all or a portion of the Options that remain outstanding and/or any Shares previously acquired on exercise of any Options. Any such repurchase shall be in an amount equal to the aggregate Fair Market Value of the Options and/or Shares to be repurchased (with the Fair Market Value of a Share determined as of the date of repurchase or the date of Termination of Service, as determined by the Administrator in its sole discretion) less, in the case of any Options so repurchased, the aggregate Exercise Price of the Options so repurchased, provided that, following a Termination of Service for Cause, the Options, whether vested or unvested, shall be forfeited in their entirety for no consideration, and the Company will have the right to repurchase any Shares previously acquired on exercise of the Options at the lesser of Fair Market Value (as of the date of repurchase or the date of Termination of Service, as determined by the Administrator in its sole discretion) and the Exercise Price. Any other terms of repurchase not addressed in this Agreement shall be set forth in the Stockholders’ Agreement (as defined below), as applicable and as it may be in effect from time to time.

7.
Treatment on Change in Control or Minority Acquisition.
(a)
In the event of a Change in Control, (i) any Options that are vested as of immediately prior to the Change in Control shall be deemed exercisable and shall be cancelled in exchange for the same consideration that is paid to shareholders in such transaction generally (with the amount of any cash payment equal to the excess (if any) of the aggregate Fair Market Value of the Shares underlying such vested Options (with the Fair Market Value of a Share determined based on the price or implied price per Share in such Change in Control) less the aggregate Exercise Price of such Options, provided that such excess is a positive number), and subject to applicable withholdings and (ii) any other Options shall be treated in accordance with Section 12(c) of the Plan.
(b)
In the event that, prior to an IPO or Change in Control, any Person (other than any employee plan established by the Company or any Affiliate, the Company or any of its Affiliates, an underwriter temporarily holding securities pursuant to an offering of such securities, or an entity owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company) acquires shares of the Company and/or equity interests in GSO from Parent or its affiliates, but such acquisition does not result in a Change in Control because it does not result in an acquisition of more than 50% of the total voting power of the stock of the Company (a “Minority Acquisition”), the Administrator may provide for the exercisability of any Options that are vested and outstanding as of such Minority Acquisition as it determines in its discretion.
8.
Withholding Taxes.
(a)
The Participant acknowledges and agrees that the Company or the Employer, as applicable, has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Options or any Shares received in respect thereof, including, without limitation, by withholding a net number of Shares upon exercise of the Options having a value equal to the amount of such withholding obligation.
(b)
The Participant acknowledges that, regardless of any action taken by the Company or the Employer, the ultimate liability for any tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (collectively, the “Tax Obligations”), is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Further, if the Participant is subject to Tax Obligations in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer, as applicable, may be required to withhold or account for Tax Obligations in more than one jurisdiction. If the Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, the Participant acknowledges and agrees that the Company or the Employer, as applicable, may refuse to issue or deliver the Shares in respect of the Options or proceeds from the sale of Shares underlying the Options.
9.
Restrictive Covenants.

The Participant hereby acknowledges that (a) the Participant is subject to all of the terms and conditions of the restrictive covenants set forth in the Participant’s Service Agreement (the “Restrictive Covenants”), (b) the Restrictive Covenants survive the termination of the Participant’s employment relationship with the Company Group, (c) the Company would not have made the grant of the Options to the Participant hereunder in the absence of the Participant’s agreement to be subject to the Restrictive Covenants, (d) the grant of the Options to the Participant hereunder is consideration for and conditioned upon the Participant’s agreement to and compliance with the Restrictive Covenants, (e) the Restrictive Covenants are necessary to protect the Company Group’s legitimate interests, including, without limitation, trade secrets, confidential and proprietary information and goodwill, and are no greater than required to protect such interests, (f) the Restrictive Covenants are not unduly harsh or oppressive and do not impose undue hardship on the Participant and (g) the Restrictive Covenants are reasonable, including, without limitation, in duration.

10.
Miscellaneous.
(a)
Provisions of the Plan. This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.
(b)
Nontransferability of Options. Except as approved in writing by the Administrator, the Options may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, the Options shall be exercisable only by the Participant.
(c)
Stockholders’ Agreement. Any Shares acquired by the Participant upon exercise of the Options granted hereunder shall automatically, and without any further action on the part of the Participant, be subject to the rights and obligations (including, without limitation, drag-along rights, tag-along rights, restrictions on transfer, call rights and rights to dividends and distributions) applicable to Shares under any stockholders’ agreement of the Company, as may be in effect at the time of exercise (a “Stockholders’ Agreement”). Upon the Company’s request, the Participant shall sign a joinder to any Stockholders’ Agreement prior to the issuance of any Shares upon exercise of the Options. The provisions of the Plan and this Agreement will at all times take precedence over the terms of such Stockholders’ Agreement with respect to the Options to the extent that there is a conflict.
(d)
Lock-Up Period. Except as otherwise provided by the Administrator, any Shares acquired by the Participant pursuant to the exercise of the Options granted hereunder shall be subject to any restrictions on transfer and disposition of such Shares during the Lock-Up Period as prescribed in the Plan.
(e)
Compliance with Law. The Company may, if it determines it is appropriate, affix any legend to the stock certificates representing Shares issued upon exercise of the Options and any stock certificates that may subsequently be issued in substitution for the original certificates. The Company may advise the transfer agent to place a stop order against such Shares if it determines that such an order is necessary or advisable. Any sale, assignment, transfer, pledge, mortgage, encumbrance or other disposition of Shares issued upon exercise of the Options (whether directly or indirectly, whether or not for value and whether or not voluntary) must be made in compliance with any applicable constitution, rule, regulation or policy of any of the exchanges, associations or other institutions with which the Company has membership or other privileges, and any applicable law, or applicable rule or regulation of any governmental agency, self-regulatory organization or state or federal regulatory body, as well as any Company policy regarding insider trading, stock ownership or otherwise.
(f)
No Rights to Employment or Service. The Participant acknowledges and agrees that the transactions contemplated hereunder do not constitute an express or implied promise of engagement as an employee or other individual service provider for any period or at all.
(g)
Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(h)
Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns.
(i)
Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement.
(j)
Governing Law; Venue; WAIVER OF JURY TRIAL. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws. Any dispute arising out of this Agreement shall be adjudicated in the federal and state courts sitting within the State of Delaware. THE COMPANY AND THE PARTICIPANT HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTE UNDER THIS AGREEMENT.